UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

(Date of earliest event reported): March 3, 2011

ARCHON CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-9481	88-0304348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

2200 Casino Drive

Laughlin, Nevada 89029

(Address of principal executive office and zip code)

(702) 732-9120

(Registrant’s telephone number, including area code)

Check the appropriate box bellow if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 8.01	OTHER EVENTS.

Pursuant to authorization by Resolution of the Board of Directors of Archon Corporation (the “Company”), the Company filed a Certificate of Change Pursuant to Nevada Revised Statutes 78.209 on March 3, 2011, amending the Company’s Articles of Incorporation to change the number of issued and outstanding shares of common stock (the “Shares”), as well as, the number of authorized shares, par value $0.01 per share, of the Company by effecting a 1-for-250 reverse stock split (the “Reverse Stock Split”), immediately followed by a 250-for-1 forward stock split (the “Forward Stock Split” and , together with the Reverse Stock Split, the “Stock Split”) of the Shares. In conjunction with the Stock Split, those stockholders of record who will hold fewer than 250 shares before the Reverse Stock Split, will receive the market value of the pre-Reverse Stock Split shares as of the close of trading on February 15, 2011, in cash in an amount equal to $12.00 (the “Market Value”) per pre-Reverse Stock Split share in lieu of receiving a fractional post-Reverse Stock Split share, and the holdings of all other stockholders (i.e., those holding 250 or more shares prior to the Reverse Stock Split) will remain unchanged. The effective date of the Stock Split (the “Effective Date”) will be March 23, 2011. Stockholders of record who will hold fewer than 250 shares before the Reverse Split will have their shares cancelled and converted to the right to receive the Market Value of such shares in cash as of the Effective Date.

The Exchange Agent for the Stock Split will be American Stock Transfer &Trust Co., LLC, 6201 15th Avenue, Brooklyn, NY 11219, (877) 248-6417. After the Effective Date, the Exchange Agent will forward cash payments, in lieu of fractional post-Reverse Stock Split shares, to stockholders only upon receipt of a properly completed Letter of Transmittal and surrender of stock certificates representing cancelled shares of Archon Corporation Common Stock. Letters of Transmittal will be mailed to affected stockholders of record on or after the Effective Date.

The primary effect of the Stock Split will be to reduce the Company’s total number of record holders to below 300 persons by cashing out stockholders of record with fewer than 250 shares. This will allow the Company to cease registration of its Common Stock under the Securities Exchange Act of 1934, as amended. The Company anticipates that the Stock Split will result in material cost savings to the Company, while also allowing management to focus on managing the business and growing stockholder value.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARCHON CORPORATION

By:	/s/ Paul W. Lowden

Name:	Paul W. Lowden
Title:	Chairman of the Board/
President

Dated: March 4, 2011